                      STOCK REPURCHASE AGREEMENT


     THIS STOCK REPURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 15th day of May, 1995, by and among JW CHARLES FINANCIAL SERVICES, INC., a Florida corporation ("Purchaser"), and GILMAN CMG, INC., a Delaware corporation ("Seller"); and, solely for purposes of Section 4 of this Agreement, MARSHALL T. LEEDS ("Leeds") and JOEL E. MARKS ("Marks").

                         W I T N E S S E T H:
                         - - - - - - - - - -

     WHEREAS, Seller is the record and beneficial owner of 1,915,849 shares (the "Common Shares") of the $.001 par value per share common stock of Purchaser ("Common Stock"), constituting approximately 49% of the issued and outstanding Common Stock;

     WHEREAS, Seller is the record and beneficial owner of 700,000 shares of the $.001 par value per share Series A Special Distribution Stock of Purchaser ("Series A Stock"), which constitutes all of the outstanding shares of Series A Stock (the "Series A Shares";
collectively with the Common Shares, the "Shares");

     WHEREAS, Purchaser and Seller are entering into that certain Loan Agreement pursuant to which Seller has converted two outstanding loans into a single $5,000,000 term loan (the "Loan"); and

     WHEREAS, in order to induce Seller to agree to the Loan and to sell the Series A Shares, Purchaser has agreed to repurchase from Seller all of the Common Shares, all upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Sale and Repurchase of Shares; Escrow of Common Shares.

     (a) Sale of Series A Shares. Seller agrees to sell and surrender immediately to Purchaser for retirement, upon Purchaser's request, the Series A Shares and all certificates evidencing such shares, for a total cash purchase price of SEVEN HUNDRED DOLLARS ($700), payable to Seller in full upon such surrender.

     (b) Repurchase and Escrow of Common Shares. Subject in all respects to the terms and provisions of this Agreement, Purchaser agrees to repurchase, and Seller agrees to sell and transfer to Purchaser, the Common Shares over a period of time not later than April 15, 2003. In order to facilitate the repurchase when and as payments for the Common Shares are delivered by Purchaser under
Section 2 hereof, Seller shall deliver to and deposit with North American Transfer Co. ("Escrow Agent") certificates representing all of the Common Shares, which shall be free and clear of any and all liens, charges, rights, pledges, hypothecations and encumbrances of any nature whatsoever (other than those set forth in this Agreement), and duly executed blank stock powers. The Common Shares and related stock powers shall be held and administered in accordance with the terms and provisions of an escrow agreement in substantially the form attached hereto as Exhibit A (the "Escrow Agreement").

     2.   Repurchase Schedule and Payment Terms for Common Shares.

     (a) On or before each April 15, commencing on April 15, 1996, until Purchaser has acquired all the Common Shares, which date shall be no later than April 15, 2003, Purchaser shall repurchase and pay for a number of Common Shares, rounded to the nearest whole number, equal to the applicable Defined Net Income divided by the applicable Price Per Share (each as defined below) or such lesser number of Common Shares then remaining unrepurchased. Purchaser, with Seller's consent, which shall not be unreasonably withheld, shall have the right to repurchase a larger number of the Common Shares on any such April 15, or to repurchase additional Common Shares from time to time on any other dates, which dates shall be determined by Purchaser in its sole discretion (but with at least ten business days' written notice to Seller), by delivering to Seller the applicable Price Per Share for all such additional Common Shares; provided, however, Purchaser may, without the consent of Seller, repurchase additional Common Shares in accordance with the terms hereof from time to time as determined by Purchaser in its sole discretion during the period between April 16, 2002 and April 15, 2003. Payment for any Common Shares being repurchased shall be in cash by wire transfer or other delivery of certified funds. Contemporaneously with Seller's receipt of each such payment, Seller shall join with Purchaser in issuing a joint written instruction to the Escrow Agent (the "Notice of Release") which shall instruct the Escrow Agent to take all actions necessary to cause the delivery to Purchaser of the number of Common Shares repurchased by such payment. Notwithstanding anything to the contrary contained herein, Purchaser's rights and obligations to repurchase Common Shares pursuant to the foregoing sentences shall be suspended during any time that Purchaser is in arrears on required payments of principal or interest under the Loan.

     (b) The defined terms used above in this Section 2 have the respective meanings set forth below. The price or amount, as the case may be, that is "applicable" at any particular time means the price or amount determined with respect to the most recent fiscal year ended of Purchaser for which its financial statements, prepared in accordance with generally accepted accounting principles as applied in the United States of America ("GAAP"), have been audited and included as part of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for such fiscal year (the "Audited Financial Statements"). "Price Per Share" means an amount equal to the greater of (i) $3.00 per share or (ii) the product of $3.00 multiplied by a fraction whose numerator is Purchaser's applicable Net Tangible Book Value and whose denominator is $10,847,000 (Purchaser's Net Tangible Book Value at December 31, 1994 as calculated on Exhibit B). "Net Tangible Book Value," which means tangible assets less total liabilities, shall be determined in accordance with GAAP, consistently applied, and shall be calculated annually by Purchaser's independent public accounting firm based on Purchaser's Audited Financial Statements; provided, however, that such calculation shall exclude any cash payments received by Purchaser in consideration for its issuance of any shares of capital stock after the date hereof. "Defined Net Income" means an amount equal to fifty percent (50%) of (i) Purchaser's total net income reported in its Audited Financial Statements minus (ii) the aggregate amount of principal paid to Seller by Purchaser under the Loan for the previous year.

     (c) If Purchaser, at any time after the date hereof, issues any shares of Common Stock in subdivision of outstanding shares of Common Stock, or combines outstanding shares of Common Stock into a lesser number, then (i) the Price Per Share, otherwise determined as provided in Section 2(b), shall be adjusted by multiplying the same (as so otherwise determined) by a fraction, the numerator of which shall be the number of shares of Common Stock actually outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock actually outstanding immediately after such subdivision or combination, and (ii) the total number of Common Shares subject to repurchase under Section 2(a) hereof shall be adjusted to reflect the impact of such subdivision or combination on the Common Shares that were outstanding on the date thereof and thereafter such adjusted number of Common Shares shall constitute the Common Shares.

     (d) If Purchaser has not repurchased all of the Common Shares by the close of business on April 15, 2003, Purchaser shall pay to Gilman a repurchase delay penalty equal to $672,000, which amount shall be payable in two (2) equal installments on April 16, 2003 and April 16, 2004, and any such installment not paid when due shall bear interest until paid at the rate equal to the greater of ten percent (10%) per annum or three percent (3%) over the prime rate of a national bank selected by Gilman. The obligations of Purchaser under the foregoing sentence shall not constitute a release of Purchaser's obligation to repurchase the Common Shares.

     3. Seller's Rights as a Shareholder. At all times that Common Shares are held in escrow by the Escrow Agent as contemplated hereby and have not been repurchased by Purchaser's delivery of payment therefor as provided in Section 2, Seller shall retain (and be entitled to exercise) all rights of ownership incident thereto, including, without limitation, the right to vote and to receive cash or other distributions in respect of such Common Shares, except that any distribution of shares of Common Stock shall be required to be delivered to the Escrow Agent in accordance with the Escrow Agreement and such shares be deemed added to the Common Shares and subject to repurchase hereunder.

     4.   Election of Board of Directors.

     (a) Until all the Common Shares have been purchased, and all amounts due pursuant to the Loan have been paid to the Seller in full, Leeds, Marks, Purchaser, and Seller shall use their respective best efforts to cause the Board of Directors of Purchaser (the "Board") to be comprised of an even number of directors, and at no time less than four (4), with Seller entitled to designate persons as nominees for one-half (1/2) of that number of positions and Leeds entitled to designate the remaining nominees. Each nominee designated by Seller or Leeds, as the case may be, shall be reasonably acceptable to the other. In the event of any vacancy on the Board arising for any reason, the party who designated the director whose position has become vacant shall be entitled to designate the person to become the successor director. If either Seller or Leeds notifies the other in writing that it wishes to remove a director whom it has designated, the parties hereto shall cooperate in taking all action necessary to effect the removal of such director as promptly as practicable.

     (b) The parties agree to instruct their respective designees to act in good faith and use their best efforts in discharging their duties as a director of Purchaser.

     5. Representations and Warranties of Seller. Seller represents and warrants to, and agrees with, Purchaser as follows:

     (a) Freedom from Encumbrances. Seller is the record and lawful owner of the Shares. The Shares are free and clear of all liens, charges, rights, pledges, hypothecations, and encumbrances of any kind whatsoever in favor of any person.

     (b) Organization, Power, Etc. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Seller is duly qualified to conduct business in all other states or jurisdictions in which the failure to be so qualified would adversely affect Seller's ability to perform its obligations hereunder. Seller has all requisite corporate power and authority to carry on its business as now being conducted, and to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) Authorization of Agreement. The execution, delivery, and performance of this Agreement by Seller and the consummation by it of the transactions contemplated hereby have been duly and effectively authorized by all requisite corporate action. This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (d) Effect of Agreement. Neither the execution and delivery by Seller of this Agreement nor the consummation by it of the transactions contemplated hereby will violate any provision of law, the Certificate of Incorporation or By-laws of Seller, any judgment, award, or decree, or any indenture, agreement, or other instrument to which Seller is a party, or by which Seller or any of its properties or assets is bound, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument.

     (e) No Brokers. No broker, agent, finder, consultant, or other person has been retained by or has acted on behalf of Seller (other than legal and accounting advisors), or is entitled to be paid based upon any agreement or understanding made by Seller in connection with




















the transactions contemplated by this Agreement. Purchaser shall have no liability for any broker's fee, finder's fee, consultant's fee, or similar third party remuneration by reason of any action of Seller.

     6. Representations and Warranties of Purchaser. Purchaser represents and warrants to, and agrees with, Seller as follows:

     (a) Organization, Power, Etc. Purchaser has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Purchaser represents and warrants that it is duly organized, validly existing, and in good standing under the laws of the State of Florida and is duly qualified to conduct business in all other states and jurisdictions in which the failure to be so qualified would adversely affect its ability to perform its obligations hereunder.

     (b) Authorization of Agreement. The execution, delivery, and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly and effectively authorized by all requisite corporate action. This Agreement constitutes the legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) Effect of Agreement. Neither the execution and delivery by Purchaser of this Agreement nor the consummation by it of the transactions contemplated hereby will violate any provision of law, or any organizational documents of Purchaser, any judgment, award, or decree, or any indenture, agreement, or other instrument to which Purchaser is a party, or by which Purchaser or any of its properties or assets are bound, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument.

     (d) No Brokers. No broker, agent, finder, consultant, or other person has been retained by or has acted on behalf of Purchaser (other than legal and accounting advisors), or is entitled to be paid based upon any agreement or understanding made by Purchaser in connection with the transactions contemplated by this Agreement. Seller shall have no liability for any broker's fee, finder's fee, consultant's fee, or similar third party remuneration by reason of any action of Purchaser.

     7.   General Provisions.

     (a) Expenses, Etc. Whether or not the transactions contemplated by this Agreement are consummated, neither of the parties hereto shall have any obligation to pay any of the fees and expenses of the other party incident to the negotiation of this Agreement or any expenses of counsel, accountants, and other experts for the other party.

     (b) Notices. Any notice, consent, request, or other communication to a party required or permitted hereunder shall be deemed to have been duly given or made (a) on the date delivered in person, (b) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested, (c) on the date transmitted by facsimile, if sent by 5:00 P.M., Eastern Time, and confirmation of receipt thereof is reflected or obtained, or (d) if sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, with service charges or postage prepaid, then on the next business day after delivery to the courier service or U.S. Mail (in time for and specifying next day delivery). In each case (except for personal delivery) such notices, requests, demands, and other communications shall be sent to a party at its address or facsimile number as follows, or as otherwise designated by the party by notice in accordance herewith:

     If to Seller:                  Gilman CMG, Inc.
                                    111 West 50th Street
                                    New York, New York
                                    Attn: John Faiella, President
                                    Telecopy No.:  (212) 582-7610

     with a copy to:                Stephen Cropper, Esq.
                                    Gilman Investment Company
                                    111 West 50th Street
                                    New York, New York
                                    Telecopy No.:  (212) 582-7610

     If to Purchaser:               JW Charles Financial Services,
                                       Inc.
                                    1117 Perimeter Center West
                                    Suite 500E
                                    Atlanta, Georgia  30338
                                    Attn:  Joel E. Marks, Chief
                                      Financial Officer
                                    Telecopy No.:  (404) 353-5873

     If to Leeds:                   Marshall T. Leeds
                                    c/o JW Charles Financial Services,
                                      Inc.
                                    980 North Federal Highway
                                    Suite 310
                                    Boca Raton, Florida  33432
                                    Telecopy No.:  (407) 338-2827

     If to Marks:                   Joel E. Marks
                                    c/o JW Charles Financial Services,
                                      Inc.
                                    1117 Perimeter Center West
                                    Suite 500E
                                    Atlanta, Georgia  30338
                                    Telecopy No.:  (404) 353-5873

     with a copy (in the case
     of any of Purchaser, Leeds,
     or Marks) to:                  W. Randy Eaddy, Esq.
                                    Kilpatrick & Cody
                                    1100 Peachtree Street
                                    Suite 2800
                                    Atlanta, Georgia  30309
                                    Telecopy No.:  (404) 815-6555

or such other address or facsimile number as any party hereto shall have designated by notice in writing to the other party hereto.

     (c) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     (d) Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     (e) Severability. Each section of this Agreement, and any and every provision therein, shall be severable from every other section of this Agreement, and any and every provision thereof, and the invalidity or unenforceability of any section herein or provision thereof shall not affect the validity or enforceability of any other section or provision or this Agreement.

     (f) Counterparts and Headings. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary for the same counterpart of this Agreement to be signed by all of the undersigned in order for the agreements set forth herein to be binding upon all of the undersigned in accordance with the terms hereof. The headings set out herein are for convenience of reference only and shall not be deemed a part of this Agreement.

     (g) Further Documents and Actions. The parties hereby agree to take such further actions and execute and deliver each to the other such further documents, as may be necessary or convenient from time to time to more effectively convey and transfer the Shares, carry out the intent and purposes of this Agreement, and to establish and protect the rights and remedies created or intended to be created hereunder.

     (h) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except in writing signed by both parties.

     IN WITNESS WHEREOF, this Stock Repurchase Agreement has been duly executed and delivered by the parties hereto or their duly authorized representatives as of the date first above written.

                                               "Seller"

                                    GILMAN CMG, INC.


                                    By: /s/ John Faiella
                                       ---------------------------------
                                       John Faiella, President


                                               "Purchaser"

                                    JW CHARLES FINANCIAL SERVICES,
                                    INC.


                                    By: /s/ Joel E. Marks
                                       ---------------------------------
                                       Joel E. Marks, Vice Chairman and
                                       Chief Financial Officer


     Solely for purposes of Section 4, this Stock Repurchase Agreement has been duly executed and delivered by the undersigned as of the date first above written.


                                /s/ Marshall T. Leeds
                                ----------------------------------------
                                MARSHALL T. LEEDS


                                /s/ Joel E. Marks
                                ----------------------------------------
                                JOEL E. MARKS

                                                   EXHIBIT A


                           ESCROW AGREEMENT


     THIS ESCROW AGREEMENT is made and entered into as of this 15th day of May, 1995, by and among JW CHARLES FINANCIAL SERVICES, INC., a Florida corporation (the "Purchaser"), GILMAN CMG, INC., a Delaware corporation ("Seller"), and NORTH AMERICAN TRANSFER CO. ("Escrow Agent").

                         W I T N E S S E T H:
                         - - - - - - - - - -

     WHEREAS, Seller and Purchaser have entered into that certain Stock Repurchase Agreement, dated as of May 15, 1995 (the "Repurchase Agreement"), pursuant to which Seller will sell and transfer to Purchaser, and Purchaser will acquire from Seller, subject to the terms and conditions set forth in such Repurchase Agreement, the Shares (as defined below) (other capitalized terms used but not otherwise defined herein shall have the respective meanings given in the Repurchase Agreement);

     WHEREAS, pursuant to the Repurchase Agreement, Seller is delivering simultaneously herewith stock certificates representing an aggregate of 1,915,849 shares (the "Shares") of common stock of Purchaser, par value $.001 per share (the "Common Stock") to Escrow Agent, accompanied by instruments of transfer duly executed by the Seller in blank, (the "Escrow Shares"), and until Purchaser has made certain payments to Seller causing the delivery of the Shares to Purchaser, as provided thereunder, they shall be held in escrow to facilitate such purchase and sale under the Repurchase Agreement;

     WHEREAS, Purchaser will make certain payments to Seller to repurchase the Shares pursuant to the Repurchase Agreement after the date hereof, at which time certificates representing the Shares so purchased are to be delivered to Purchaser;

     WHEREAS, Purchaser and Seller have entered into this Agreement to acknowledge the creation of the Escrow Shares hereunder and to make certain agreements with respect to the Shares; and

     WHEREAS, Escrow Agent is willing to accept the Escrow Shares and to hold and distribute the Escrow Shares in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Appointment of Escrow Agent. Purchaser and Seller hereby designate and appoint Escrow Agent to serve as escrow agent, and Escrow Agent hereby confirms its agreement to act as escrow agent upon the terms, conditions, and provisions of this Agreement.

     2. Term. The term of this Escrow Agreement shall commence on the date hereof and shall terminate upon the final delivery by Escrow Agent to Purchaser, or other final disposition in accordance herewith, of all the Escrow Shares held by the Escrow Agent pursuant to the terms and conditions hereof.

     3.   Creation of Escrow.

     (a) Contemporaneously herewith, Seller has delivered to Escrow Agent the Escrow Shares. Escrow Agent hereby acknowledges receipt of the Shares and agrees to hold, administer, and distribute the Escrow Shares in accordance with the terms of this Agreement and not permit any withdrawal thereof except pursuant to the terms hereof.

     (b) Seller shall deliver, or caused to be delivered, to Escrow Agent (i) any shares of Common Stock received by it in a distribution with respect to the Shares through a stock split, stock dividend, reclassification, or other transaction, and the same shall thereupon become and constitute a part of the Escrow Shares, and (ii) any instruments necessary for Escrow Agent to transfer from time to time any of the Escrow Shares as payment therefor is made by Purchaser, including, but not by way of limitation, additional blank stock powers duly executed by Seller. The Escrow Shares are to be held, administered, and distributed by the Escrow Agent as provided herein.


     4. Rights of Seller. At all times that Escrow Shares are held in escrow by the Escrow Agent as contemplated hereby and have not been acquired by Purchaser's delivery of payment therefor as provided in
Section 2 of the Repurchase Agreement, Seller shall retain (and be entitled to exercise) all rights of ownership incident thereto, including, without limitation, the right to vote and to receive cash or other distributions in respect of such Escrow Shares, except that any distribution of shares of Common Stock shall be required to be delivered to Escrow Agent in accordance with the terms herein and such shares shall be deemed added to the Escrow Shares and subject to repurchase in accordance with the Repurchase Agreement.

     5. Disposition of Escrow Shares. Escrow Agent shall deliver to Purchaser certificates representing the Escrow Shares in such amount as is specified in any Notice of Release received by Escrow Agent.
For purposes of this Agreement, "Notice of Release" means a joint written instruction from Purchaser and Seller, specifying the disposition to be made of the Escrow Shares or any portion thereof. Escrow Agent shall take all lawful actions that may be necessary to effect such delivery as promptly as practicable, including providing instructions to transfer agents or registrars respecting the cancellation or reissuance of stock certificates so that the appropriate numbers of Shares may be delivered to Purchaser and the residual Shares returned to escrow hereunder.

     6.   Escrow Agent.

     (a) The duties and responsibilities of Escrow Agent hereunder shall be limited to those expressly set forth in this Escrow Agreement, and Escrow Agent shall not be bound in any way by any other contract or agreement between Seller and Purchaser, except to refer to the Repurchase Agreement for definitional purposes only, whether or not Escrow Agent has knowledge of any such contract or agreement or of the terms or conditions thereof.

     (b) Escrow Agent shall not be liable to anyone for any damages, losses, or expenses incurred as a result of any act or omission of Escrow Agent, unless such damages, losses, or expenses are caused by Escrow Agent's willful misconduct or gross negligence. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted in good faith upon the advice of counsel for Escrow Agent given with respect to any question relating to the duties and responsibilities of Escrow Agent under this Escrow Agreement or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for herein, not only as to its due execution by an authorized person and as to the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall in good faith believe to be genuine, to have been signed by a proper person or persons and to conform to the provisions of this Escrow Agreement.

     (c) In the event of a dispute between any of the parties hereto sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender the Escrow Shares into the registry or custody of any court of competent jurisdiction, to initiate such legal proceedings as it deems appropriate, and thereupon to be discharged from all further duties and liabilities under this Escrow Agreement. Any such legal action may be brought in any such court as Escrow Agent shall determine to have jurisdiction over the Escrow Shares. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation hereunder earned prior to such filing.

     (d) In the event all or any part of the Escrow Shares shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment, or decree shall be made or entered by any court affecting the Escrow Shares, or any part thereof, or any act of Escrow Agent, Escrow Agent is hereby expressly authorized to obey and comply with all final writs, orders, judgments, or decrees so entered or issued by any court, without the necessity of inquiring whether such court has jurisdiction; and, if Escrow Agent obeys or complies with any such writ, order, judgment, or decree, it shall not be liable to any of the parties hereto or to any other person by reason of such compliance.

     (e) Escrow Agent shall be under no duty to take any legal action in connection with this Escrow Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding that would result in or might require it to incur any costs, expenses, losses, or liability, unless and until it shall be indemnified with respect thereto in accordance with subparagraph (f) of this Section.

     (f) Seller and Purchaser, jointly and severally, hereby agree to indemnify and hold harmless Escrow Agent against any and all costs, losses, claims, damages, disbursements, liabilities, and expenses, including reasonable costs of investigation, court costs, and attorney's fees, which may be imposed upon or incurred by Escrow Agent in connection with its acceptance of, or appointment as, Escrow Agent hereunder, or in connection with the performance of its duties hereunder, including any litigation arising out of this Escrow Agree-ment or involving the subject matter hereof; provided, however, that said indemnity shall not cover costs, losses, claims, damages, disbursements, liabilities, and expenses arising out of Escrow Agent's willful misconduct or gross negligence.

     (g) If at any time any attempt should be made to modify this Escrow Agreement in a manner that would increase the duties and responsibilities of Escrow Agent, or in any manner that Escrow Agent shall reasonably deem undesirable, or at any other time, Escrow Agent may resign by notifying the other parties hereto by certified mail in accordance with Section 9 below. From the date upon which such notice is received by both Seller and Purchaser until the earlier of (i) the acceptance by a successor escrow agent as shall be appointed in accordance with Section 8 below; or (ii) sixty (60) days following the date upon which notice was mailed, Escrow Agent's sole obligation hereunder shall be to perform its duties hereunder in accordance with the terms of this Escrow Agreement prior to any attempted modification hereof.

     7. Escrow Agent's Fees and Expenses. The reasonable compensation of the Escrow Agent as set forth in Schedule A hereto and all expenses, disbursements, and advances (including reasonable attorneys' fees) incurred in carrying out Escrow Agent's duties hereunder (the "Escrow Agent's Fees") shall be paid equally by Purchaser and Seller.

     8. Resignation by or Termination of the Escrow Agent. The Escrow Agent may resign as such by delivering written notice to such effect at least 30 days prior to the effective date of such resignation to Seller and Purchaser. Seller and Purchaser, acting jointly, may terminate the Escrow Agent from its position as such by delivering written notice to the Escrow Agent to such effect, executed by Seller and Purchaser, at least 30 days prior to the effective date of such termination (unless such termination is as a result of the Escrow Agent's breach of its obligations hereunder, in which case the effective date of such termination shall be any date specified in such notice). In the event of such resignation by or termination of the Escrow Agent, a successor Escrow Agent shall be appointed by mutual agreement among Seller and Purchaser, and the Escrow Agent which has been so terminated or has so resigned shall promptly deliver to the successor Escrow Agent the entire Escrow Shares (together with copies of all records pertaining thereto) upon presentation of evidence reasonably satisfactory to it of the appointment and authorization of such successor Escrow Agent by Seller and Purchaser. From and after the appointment of a successor Escrow Agent pursuant to this section, all references herein to the Escrow Agent shall be deemed to be to such successor Escrow Agent. Should Seller and Purchaser fail to appoint a successor Escrow Agent within 30 days of the effective date of any resignation or termination pursuant to this section, then Escrow Agent may institute suit in a court of competent jurisdiction to have a successor Escrow Agent appointed.

     9.   General Provisions.

     (a) Assignment. The rights and obligations of Purchaser under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Purchaser. Neither this Agreement nor any right or benefit hereunder may be assigned or transferred by Seller without the prior written consent of Purchaser.

     (b) Severability. Each section of this Agreement, and any and every provision therein, shall be severable from every other section of this Agreement, and any and every provision thereof, and the invalidity or unenforceability of any section herein or provision thereof shall not affect the validity or enforceability of any other section or provision or this Agreement.

     (c) Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     (d) Notice. Any notice, consent, request, or other communication to a party required or permitted hereunder shall be deemed to have been duly given or made (a) on the date delivered in person, (b) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested, (c) on the date transmitted by facsimile, if sent by 5:00 P.M., Eastern Time, and confirmation of receipt thereof is reflected or obtained, or (d) if sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, with service charges or postage prepaid, then on the next business day after delivery to the courier service or U.S. Mail (in time for and specifying next day delivery). In each case (except for personal delivery) such notices, requests, demands, and other communications shall be sent to a party at its address or facsimile number as follows, or as otherwise designated by the party by notice in accordance herewith:

          If to Seller:            Gilman CMG, Inc.
                                   111 West 50th Street
                                   New York, New York
                                   Attn: John Faiella
                                   Telecopy No.:  (212) 582-7610

          with a copy to:          Stephen Cropper, Esq.
                                   Gilman Investment Company
                                   111 West 50th Street
                                   New York, New York
                                   Telecopy No.:  (212) 582-7610

          If to Purchaser:         JW Charles Financial Services, Inc.
                                   1117 Perimeter Center West
                                   Suite 500E
                                   Atlanta, Georgia  30338
                                   Attn:  Joel E. Marks, Chief
                                     Financial Officer
                                   Telecopy No.:  (404) 394-2919

          with a copy to:          W. Randy Eaddy, Esq.
                                   Kilpatrick & Cody
                                   1100 Peachtree Street
                                   Suite 2800
                                   Atlanta, Georgia  30309
                                   Telecopy No.:  (404) 815-6555

          If to the Escrow Agent:  North American Transfer Company
                                   147 West Merrick Road
                                   Freeport, New York  11520
                                   Attn:  Mildred Rostolder
                                   Telecopy:  (516) 379-8525

or such other address or addresses as any party hereto shall have designated by notice in writing to the other party hereto.

          (e) Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary for the same counterpart of this Agreement to be signed by all of the undersigned in order for the agreements set forth herein to be binding upon all of the undersigned in accordance with the terms hereof.

          (f) Captions. Captions and Section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

          (g) Further Assurances. Each of the parties hereto shall cooperate with the Escrow Agent and deliver to the Escrow Agent such additional information and documents as the Escrow Agent shall reasonably request in the performance of its obligations under this Escrow Agreement, including such documents as it shall reasonably request to evidence termination of this Escrow Agreement and to evidence the consent of the parties hereto to the final distribution of the Escrow Shares in accordance with the terms of this Escrow Agreement.

          (h) Entire Agreement. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof, and all prior agreements, understandings, and negotiations are merged therein and superseded hereby.

          IN WITNESS WHEREOF, the parties have each executed and delivered this Agreement as of the date first above written.

                                             "Seller"

                              GILMAN CMG, INC.


                              By: /s/ John Faiella
                                 -------------------------------
                                   John Faiella, President


                                             "Purchaser"

                              JW CHARLES FINANCIAL SERVICES, INC.


                              By: /s/ Joel E. Marks
                                 -----------------------------------
                                   Joel E. Marks, Vice Chairman and
                                   Chief Financial Officer


                                           "Escrow Agent"

                              NORTH AMERICAN TRANSFER COMPANY


                              By:__/s/________________________________
                                   Name:______________________________
                                   Title:_____________________________











                            -  7  -





                              SCHEDULE A

                          ESCROW AGENT'S FEES


          The Escrow Agent's fee shall be $1,500 for the first calendar year commencing on the date hereof and $1,000 for each subsequent calendar year or part thereof, plus all expenses, disbursements, and advances (including reasonable attorneys' fees) incurred by Escrow Agent in carrying out Escrow Agent's duties under the Escrow Agreement.